RYDEX ETF TRUST

Amendment dated March 2, 2017
to the Distribution Plan dated April 11, 2003

Amendment
dated March 2, 2017
to Exhibit A to the
Distribution Plan dated April 11, 2003

Exhibit A to the Distribution Plan dated April 11, 2003 as amended to date (the “Plan”) is hereby amended to reflect the addition of the Guggenheim Multi-Factor Large Cap ETF, a newly created series of the Trust, and shall be effective and replace the current Exhibit A to the Plan in full upon the commencement of operations of the Guggenheim Multi-Factor Large Cap ETF. This revised Schedule A is incorporated into and made a part of the Plan.

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EXHIBIT A

Dated April 11, 2003
as amended March 2, 2017

Rydex ETF Trust
Distribution Fees

Fund	Launch Date
Guggenheim S&P 500® Equal Weight ETF	04-24-2003
Guggenheim S&P 500® Top 50 ETF	05-04-2005
Guggenheim S&P 500® Pure Growth ETF	03-01-2006
Guggenheim S&P 500® Pure Value ETF	03-01-2006
Guggenheim S&P MidCap 400® Pure Growth ETF	03-01-2006
Guggenheim S&P MidCap 400® Pure Value ETF	03-01-2006
Guggenheim S&P SmallCap 600® Pure Growth ETF	03-01-2006
Guggenheim S&P SmallCap 600® Pure Value ETF	03-01-2006
Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Consumer Staples ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Energy ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Financials ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Health Care ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Industrials ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Materials ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Technology ETF	11-02-2006
Guggenheim S&P 500® Equal Weight Utilities ETF	11-02-2006
Guggenheim S&P MidCap 400® Equal Weight ETF	11-29-2010
Guggenheim S&P SmallCap 600® Equal Weight ETF	11-29-2010
Guggenheim MSCI Emerging Markets Equal Country Weight ETF	11-29-2010
Guggenheim S&P 500® Equal Weight Real Estate ETF	8-13-2015
Guggenheim S&P 100® Equal Weight ETF	6-30-2016
Guggenheim Multi-Factor Large Cap ETF	TBD

Distribution Fees

Distribution Services............... twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets     attributable to Shares of the Funds.

Additions noted in bold